CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-227545 on Form N-1A of our report dated January 24, 2019, relating to the financial statements and financial highlights of Sprott Gold Miners ETF and Sprott Junior Gold Miners ETF, two of the series of ALPS ETF Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended November 30, 2018, and to the references to us under the heading “Financial Highlights” in the Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

May 8, 2019